Addendum to Form 4 of

Cynthia Croatti

June 19, 2006

(1)	The Estate of Aldo A. Croatti (the “Estate”) transferred 372,197 shares of Class B Common Stock to Cynthia Croatti pursuant to the estate plan of Mr. Aldo A. Croatti.
(2)

Cynthia Croatti transferred 511 shares of Class B Common Stock to Red Cat Management Associates, Inc. in exchange for 100 shares of Common Stock in Red Cat Management Associates, Inc. and transferred 717 shares of Class B Common Stock to Queue Management Associates, Inc. in exchange for 100 shares of Common Stock in Queue Management Associates, Inc., in each case for estate planning purposes. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that Cynthia Croatti is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(3)

Cynthia Croatti is an officer, director and shareholder of Red Cat Management Associates, Inc., which transferred 1,022 shares of Class B Common Stock to The Red Cat Limited Partnership in exchange for a 0.1% general partnership interest in The Red Cat Limited Partnership for estate planning purposes. Cynthia Croatti is also an officer, director and shareholder of Queue Management Associates, Inc, which transferred 2,152 shares of Class B Common Stock to The Queue Limited Partnership in exchange for a 0.1% general partnership interest in The Queue Limited Partnership for estate planning purposes. Certain trusts transferred a total of 1,020,726 shares of Class B Common Stock to The Red Cat Limited Partnership in exchange for an aggregate limited partnership interest of 99.9%. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(4)

Cynthia Croatti is a trustee of The Marie Croatti QTIP Trust, which transferred 2,150,000 shares of Class B Common Stock to The Queue Limited Partnership in exchange for a 99.9% limited partnership interest for estate planning purposes. Cynthia Croatti is the manager of a limited liability company, Trilogy Investment Partners LLC, and a trustee for the following trusts, that, as of the date of filing this report, combined directly own the remainder of the reported securities: The Samuel E. Brown Gallo Trust - 1989, The Nicholas C. Brown Gallo Trust - 1989, the Monica Levenstein Gallo Trust - 1989 and the Lisa Levenstein Gallo Trust- 1989. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(5)

These shares are owned directly by The Croatti Family Limited Partnership, a ten percent owner of the issuer, and indirectly by each of Croatti Management Associates, Inc. (CMA), Ronald D. Croatti, Cynthia Croatti and Marie Croatti. CMA is the general partner of The Croatti Family Limited Partnership. Ronald D. Croatti, Cynthia Croatti and Marie Croatti are also officers, directors and shareholders of CMA. Ronald D. Croatti and Cynthia Croatti are each an officer and director of UniFirst Corporation. Cynthia Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Cynthia Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Ronald D. Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Ronald D. Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Marie Croatti is a trustee to trusts holding approximately 40% of the limited partnership interests in The Croatti Family Limited Partnership. On June 19, 2006, The Croatti Family Limited Partnership transferred 450,973 shares of Class B Common Stock and 3,224 shares of Common Stock to a trust holding limited partnership interests in The Croatti Family Limited Partnership for the purpose of redeeming such interests and transferred 341,715 shares of Class B Common Stock and 2,443 shares of Common Stock to another trust holding limited partnership interests in The Croatti Family Limited Partnership for the purpose of redeeming such interests. Each of the reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(6)	Represents 2,923 shares of Common Stock beneficially owned by Cynthia Croatti through her 401(k).